UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2019

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The following information and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On February 7, 2019, AMAG Pharmaceuticals, Inc. (the “Company”) issued a press release regarding its operating results for the quarter and year ended December 31, 2018 and its intention to hold a conference call to discuss the Company’s financial results and provide a business update, including an update on recent corporate developments. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and a copy of the presentation slides to be used during the conference call is furnished herewith as Exhibit 99.2.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 7, 2019, the Company announced that it was combining its women's and maternal health sales forces into one integrated sales team. This combined sales force will promote both Intrarosa and Makena and will provide healthcare professionals with one commercial point of contact as well as maximize efficiency and effectiveness for the promotion of the Company's commercial products. The Company will reduce its overall headcount by approximately 110 employees, approximately 100 of which were part of its field-based commercial organization with the remainder coming from its general and administrative functions. This workforce reduction is expected to be substantially completed in the first quarter of 2019.

As a result of these efforts, the Company expects to record restructuring charges and incur future cash expenditures totaling approximately $6.0 million in connection with the workforce reduction.

The charges that the Company expects to incur in connection with the workforce reduction are estimates and subject to a number of assumptions, and actual results may differ materially. The Company may incur additional costs not currently contemplated due to events associated with or resulting from the workforce reduction.
Forward-Looking Statements

This report contains forward-looking information about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein or therein which do not describe historical facts, including, among others, expectations for the Company’s restructuring initiative, including the expected charges, the timing for incurring such charges and the timing for completing the workforce reductions are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the risk that the Company’s restructuring initiative will not have the anticipated benefits, the actual charges that the Company incurs in connection with the workforce reduction may differ from those estimated as of the date of this report, the Company may incur additional costs not currently contemplated due to events associated with or resulting from the workforce reduction, the Company’s business may be disrupted as a result of the restructuring initiative, which could cause management distraction, the possibility that the workforce reduction will lead to additional and unexpected turnover, challenges with commercialization efforts of the Company’s portfolio of products and product candidates and supporting the Company’s business with the combined and streamlined sales force, as well as those risks identified in the Company’s filings with U.S. Securities and Exchange Commission (the “Commission”), including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018, its Current Reports and subsequent filings with the Commission, which are available at the Commission’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

AMAG hereby furnishes the following exhibits:

Exhibit Number	Description
99.1	Press release entitled “AMAG Reports Fourth Quarter and Full Year 2018 Financial Results and Provides Company Update” issued by AMAG Pharmaceuticals, Inc. on February 7, 2019.
99.2	Copy of AMAG Pharmaceuticals, Inc.’s presentation slides dated February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary

Date: February 7, 2019

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